Exhibit (a)(2)(A)
                                                               -----------------

                     CERTIFICATE OF TRUST OF SHARCS TRUST I

                  This Certificate of Trust of SHARCS Trust I (the "Trust"), dated January 17, 2002 is being duly executed and filed by Donald J. Puglisi, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.
C. ss. 3801, et seq.).

Name.  The name of the business trust formed hereby is SHARCS Trust I.

Registered Office; Registered Agent. The business address of the registered office of the Trust in the State of Delaware is c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711. The name of the Trust's registered agent at such address is Puglisi & Associates.

Effective Date.  This Certificate of Trust shall be effective upon the date and time of filing.

The Trust is to be registered under the Investment Company Act of 1940, as amended, prior to the issuance of beneficial interests in the Trust.

                 IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                      /s/  Donald J. Puglisi
                                      ----------------------------------
                                      Donald J. Puglisi, as Sole Trustee